Exhibit 10.13

Edition 201911

Working Capital Loan Contract

Bank of Jiangsu Co., Ltd.

Working Capital Loan Contract

Contract No.: 1JK181121000064

Borrower: Hangzhou Shanyou Medical Equipment Co., Ltd.

Address: [*]

(The borrower confirms that the above address is a valid address for the service of notices and legal documents by the lender)

Lender: Bank of Jiangsu Co., Ltd. Hangzhou Branch

Address: [*]

In accordance with the relevant laws and regulations of the country, the parties have entered into this contract by mutual consent and are willing to abide by all the clauses of this contract.

Article I Content of the loan

I. Amount of loan: (currency)_ RMB (Chinese characters). 伍佰万元整 (RMB5 million).

II. Term of loan: From _January 26, 2021 to January 25, 2022.

III. Lending rates

1. The lending rate for RMB is _ A _ below (“☐” to be tick “√”):

A. The loan under this contract shall bear a fixed rate of 4.6 % per annum (i.e. at the latest published loan prime rate (LPR) of ☑ one year/☒ five years or more (LPR) 3.85 % plus (plus/minus) 75 BP (1 BP equals 0.01 percentage point) of the day immediately before the date of signing this contract) and the rate shall remain unchanged during the term of the contract;

B. The loan under this contract shall bear a fixed rate of _/___ (plus/minus) _/___ BP (1 BP equals 0.01 percentage point) above the last published loan prime rate (LPR) for loans with a maturity of one year/five years or more on the day immediately before the date of disbursement of the loan, and the rate shall remain unchanged during the term of the contract.

C. The loan under this contract shall be subject to floating rates at the most recently published ☒ one year/☒ five years or more loan prime rate (LPR) _/__ (plus/minus) _/__ BP (1 BP equals 0.01 percentage point) on the day immediately before the date of disbursement of the loan, the contract rate is adjusted according to the latest loan prime rate (LPR) for the same period published on the day before the adjustment in accordance with the above floating rules, with an adjustment period of _/__ (monthly/quarterly/half-yearly/yearly) on _/__.

After one year from the date of execution of the lending rate agreed herein, the borrower and the lender may renegotiate the lending rate to determine the new execution rate, the parties reach an agreement and sign the supplementary agreement with the consent of the guarantor, and before signing the supplementary agreement, the parties shall continue to execute the rate and the relevant floating rules agreed in this contract.

2. The foreign exchange borrowing service is one of the following _/__

A. The loan under this contract shall bear a fixed rate of _/__ (capital) months _/__ (LIBOR/HIBOR/SIBOR) + _/__%, with an execution per annum rate of _/__%, and the contractual rate shall remain unchanged during the term of the contract;

B. The loan under this contract are subject to a floating rate of _/__ (capital) months _/__ (LIBOR/HIBOR/SIBOR) + _/__%, with an execution per annum rate of ._/__%, and the contractual rate adjusted by _/__ on _/__.

3. Interest calculation

Interest is calculated from the date of actual withdrawal by the borrower, based on the actual amount withdrawn and the number of days used.

Interest calculation formula: interest = principal × actual number of days × daily rate.

The daily rate is calculated on the basis of 360 days a year, conversion formula: daily rate = annual rate/360

IV. The purpose of the loan is to purchase melt blown cloth white.

V. Loan note

The loan note is the borrower’s loan document under this contract, which is a valid part of this contract and has the same legal effect as this contract. If the borrower’s contents of the loan such as: amount of loan, issue date, maturity date, rate under this contract are different from those stated in the loan note, the loan note shall prevail.

Article II Loan interest settlement

1. Interest is calculated on the actual amount lent and the actual period of borrowing from the date of actual disbursement of the loan. Interest is payable on a     monthly    (monthly/quarterly) basis, the settlement date shall be the twentieth day of each     month     (month/month of quarter end).

If the last date of repayment of the principal amount borrowed does not fall on an interest settlement date, the unpaid interest shall follow the principal.

2. The borrower is required to pay interest on the same day of each interest settlement date and the lender may deduct the interest directly from the borrower’s account with Bank of Jiangsu. If the borrower fails to pay the interest on time, the lender is entitled to charge compound interest on the unpaid interest.

Article III Penalty interest and compound interest

In the event that a loan under this contract is overdue or is not used for the purpose for which it was contracted, interest and compound interest shall be charged in the following manner as A:

A. If the borrower fails to repay the loan on time when the loan with a fixed rate is due (including early maturity), the lender is entitled to charge a penalty rate of 50 % from the date of overdue at the rate on the loan under this contract; if the borrower does not use the loan for the purpose agreed in the contract, the lender is entitled to charge a penalty rate of 100 % from the date of misappropriation at the rate on the loan under this contract.

Interest (including penalty interest) on overdue payments to the borrower is compounded at the rate of this contract and compounded at the penalty rate after the loan is overdue.

B. When a loan with floating rate is due (including early maturity) and the borrower fails to repay the loan on time, the lender is entitled to charge a penalty rate of _/__% from the date of overdue at the floating rate for the current period of execution; if the borrower fails to use the borrowing according to the contractual purpose, the lender is entitled to charge a penalty rate of up to _/__% from the date of misappropriation at the floating rate for the current period of execution.

Interest (including penalty interest) on overdue payments to the borrower is compounded at the rate of this contract and compounded at the penalty rate after the borrowing is overdue.

Article IV Conditions of withdrawal

1. The borrower may withdraw funds (unless the lender agrees to waive them) when this contract is in force and the following conditions are met:

(1) The borrower has opened a relevant RMB or/and foreign exchange account with the lender or its branch;

(2) The borrower has provided the lender with legal documents proving the legitimacy of the borrower, including but not limited to the latest annual inspection of business license, approval certificate, joint venture or cooperation contract, articles of association, etc.;

(3) The borrower has submitted to the lender an Application for Withdrawal and an Entrusted Payment Mandate;

(4) The contract of guarantee in relation to the loan is in force and/or the contract of mortgage or pledge is in force and the mortgage/pledge has been created;

(5) All formalities required in relation to this contract and by the lender, including but not limited to approval, registration, filing, insurance, notarization, witnessing, etc., have been completed;

(6) The borrower has provided the lender with a capital verification report certifying that the borrower’s registered capital is legally available;

(7) In accordance with the provisions of the borrower’s internal authorization system, the borrower has provided the lender with a resolution and a letter of authorization from the borrower’s board of directors and/or shareholders meeting (general meeting of shareholders) and other authorized authorities consenting to the loan under this contract;

(8) The borrower has provided the lender with supporting documentation regarding the purpose of the loan under this contract;

(9) The borrower has provided the lender with a loan note with a valid seal of the borrower;

(10) When the lender deems necessary, the borrower shall notarize the loan contract; the guarantee contract, the mortgage (pledge) contract with enforcement effect;

(11) The borrower and/or the guarantor has paid all fees payable under this contract;

(12) Other terms of withdrawal as agreed by the parties: _/__.

Article V Withdrawal plan

1. The borrower may make one withdrawal (one time/split) after all withdrawal conditions have been met, with the following withdrawal plan:

Unit (RMB ten thousand, USD ten thousand or other):_ ten thousand

Withdrawal
Number of periods	Withdrawal time	Withdrawal amount
Period 1	2021-01-26	500
Period 2	/	/
Period 3	/	/
/	/	/
/	/	/
/	/	/
/	/	/

(Schedules added for insufficient columns in the table are an integral part of this contract)

2. The lender is entitled to refuse the borrower’s application for withdrawal for any portion not drawn down after the above time and for any portion not drawn down in accordance with the above time.

Article VI Method of payment

I. The loan under this contract shall be paid in the following manner 1:

1. Entrusted payment method. The lender will pay the loan funds through the borrower’s account to the borrower’s counterparty in accordance with the borrower’s withdrawal application and payment mandate for the purposes agreed herein.

2. Independent payment method. After the lender has pay the loan funds to the borrower’s account in accordance with the borrower’s withdrawal application, the borrower will make independent payments to the borrower’s counterparties in accordance with the plan determined at the time of application for the purposes agreed herein. The borrower undertakes to submit to the lender the trade contract, invoice and transfer voucher corresponding to the payment at least within 30 days after the loan is disbursed in accordance with the lender’s requirements.

3. Partial entrusted payment method. Where the amount of a single payment exceeds RMB_/__ ten thousand (the amount is less than or equal to RMB10 million, and foreign exchange loans are converted at the foreign exchange bid price announced by the borrower on the date of the entrusted payment), the entrusted payment method is used, and the rest may be paid by the independent payment method.

II. Where any of the following circumstances occur to the borrower, the lender is entitled to negotiate with the borrower on supplementary loan payment terms; if the negotiation fails, the lender is entitled to stop the payment of the loan funds or require the borrower to repay the loan in advance

1. Decline in credit status;

2. The main business is not very profitable and breaks the agreed financial targets;

3. Non-payment of loan funds as agreed in the contract;

4. Breach of contractual agreements to avoid payments entrusted to the lender by breaking up the whole into parts.

5. Failure to comply with commitments;

6. Other cases of breach of contractual agreements.

Article VII Repayment

I. The borrower’s sources of repayment include, but are not limited to, sales proceeds.

II. Unless otherwise agreed by the parties, the borrower shall repay the loan hereunder in accordance with the following repayment schedule:

Unit (RMB ten thousand, USD ten thousand or other):_ ten thousand

Repayment
Number of periods	Repayment time	Repayment amount
Period 1	2022-01-26	500
Period 2	/	/
Period 3	/	/
/	/	/
/	/	/
/	/	/
/	/	/

(Schedules added for insufficient columns in the table are an integral part of this contract)

III. If the above repayment date falls on a non-banking day, it will be deferred to the next business day. If the borrower needs to extend the loan, he/she should submit a written application to the lender one month before the maturity of the loan, and the extension will be processed with the consent of the lender.

IV. In case of early repayment, the borrower shall obtain the consent of the lender and carry out the rate determined for the original period and pay a fee of _/__ of the early repayment amount.

V. The borrower irrevocably authorizes the lender to debit the borrower’s account with the Bank of Jiangsu system for all principal and interest due or early maturity on the loan. Where the deducted amount is in foreign currency, it shall be converted at the foreign exchange bid price announced by the lender on the date of deduction.

VI. The borrower shall repay the loan in the following manner 2;

1. The borrower shall open a special repayment reserve account with the lender for the loans under this contract. During the period of the loan, the borrower shall deposit the recoup funds in this account and ensure that the balance of funds in this account is not less than (currency) _/__ (capital) _/__ at any point in time. The account is under the supervision of the lender and cannot be used for settlement. The lender is entitled to make direct debit and return the principal and interest of the loan in the account, and if the borrower has insufficient amount in the account, the lender is entitled to make direct debit from the borrower’s account opened in the Bank of Jiangsu system or to recover the amount from the borrower and guarantor.

2. The borrower shall establish a unit settlement account with the lender and include the daily cash flow of income to the account in proportion to the total amount of credit granted by the borrower with the lender to the total amount of credit granted by the financial institution, and the balance of funds in the account at any point in time shall not be less than (currency) _/__ (in capital letters) _/__, and the borrower shall make available funds in the account for repayment of the principal and interest of the current loan on each repayment date and authorize the lender to account for direct debit and repayment of the principal and interest on the loan.

Article VIII Representations and warranties of the borrower

1. The right as principal of the borrower meets the requirements of relevant laws, administrative regulations and regulatory documents;

2. The borrower is fully authorized to enter into this contract and other related documents and is capable of executing and performing the responsibilities;

3. The borrower’s execution of this contract and other related documents and performance of the obligations hereunder will not contravene or violate any laws, regulations or regulatory documents and will not constitute a default under this contract;

4. The borrower has no litigation, arbitration or administrative penalties currently pending or, to the borrower’s knowledge, likely to be brought against the assets or proceeds;

5. The borrowers cooperate with lenders for loan payment management, post-loan management and related inspections;

6. The financial statements provided by the borrower truly reflect the financial position of the borrower;

7. The borrower warrants that all application information provided to the lender is true, legal and valid and does not contain material omissions or misleading information;

8. The information in this contract and the guarantee contract concerning the borrower, the guarantor, the mortgagee, the pledgee, the mortgaged (pledged) property and the project is true, complete and accurate, and no material facts have been omitted;

9. The borrower irrevocably authorizes Bank of Jiangsu Co., Ltd. to access all kinds of information relating to the borrower from the date of signing this contract to the date of termination of the business under this contract, including but not limited to state administrative organization, government departments, business management agencies, social third-party data platforms, online media, etc. The borrower is aware of the legal consequences that may arise from the provision of such non-public information;

10. The borrower has been fully informed of the lender’s scope of business and authorization; the borrower has read all the clauses of this contract, and at the borrower’s request, the lender has explained the corresponding clauses of this contract; the borrower has fully known and understood the meaning of the clauses of this contract and the corresponding legal consequences and has signed this contract as the true intention.

Article IX Rights and obligations of the borrower

I. Rights of the borrower

1. The right to withdraw and use the loan as agreed in this contract;

2. The right to assign the debt under this contract to a third-party with the written consent of the lender.

II. Obligations of the borrower

1. The borrower shall truthfully provide the documents and information requested by the lender (including all account numbers of the bank, the balance of deposits and loans, true information about the use of loans, the status of assets, production and operation activities, internal management, etc.);

2. The borrower shall provide financial statements for the previous month by 20 days before every month and provide audited financial statements to the lender within 120 days after each fiscal year, and shall provide the lender with alteration and changes in a timely manner;

3. The borrower shall accept and cooperate with the lender in the investigation, supervision and inspection of the use of credit funds and related production, operation and financial activities;

4. The borrower to open a relevant settlement account at the Bank of Jiangsu Co., Ltd. Hangzhou Branch and to conduct domestic and foreign settlement, foreign exchange settlement and other intermediary business with the lender or the branches in a ratio of at least the total balance of the loans under this contract and the borrowers’ loans from other financial institutions;

5. The loans shall be used for the purposes and in the manner agreed in this contract;

6. The principal and interest of the loan shall be repaid in full and on time as agreed herein;

7. Prior to making foreign investments, substantially increasing debt financing, as well as major matters such as mergers, demergers, equity transfers, asset transfers, etc., the lender shall be notified in writing in advance and agreed in writing by the lender, and the borrower shall implement measures to secure the repayment of principal and interest and other related expenses of the loan under this contract in accordance with the requirements of the lender;

8. The borrower or guarantor shall promptly notify the lender of any material adverse event affecting the debt paying/guarantee ability;

9. The total amount of security for third-party liabilities shall not exceed _four_ times the net assets of the borrower;

10. If the borrower is a group customer, the borrower shall report in writing to the lender within 10 days from the date of the connected transaction with an underlying amount of 10% or more of the borrower’s net assets, the contents of report include but not limited to the connected relationship of the parties to the transaction, the items and nature of the transaction, the amount or corresponding proportion of the transaction and the basis of pricing (including transactions with no amount or a nominal amount);

11. The borrower undertakes to insure the property in connection with the loan with an insurance company as required by the lender and to identify the lender as the beneficiary of the insurance interest;

12. If this contract is notarized by a notary organ to give enforcement effect, the borrower agrees to be enforced by the people’s court and waives the right of defense.

Article X Rights and obligations of the lender

I. Rights of lenders

1. The right to request information from the borrower in connection with the loan under this contract;

2. The right to require the borrower to repay the principal and interest of the loan on or before the due date;

3. The right to be informed of the borrower’s production and operation, financial activities and business activities and repayment plans, and the right to make extracts or copies from relevant information such as accounting books and business records;

4. The right to supervise the use of the loan by the borrower for the purposes and in the manner agreed in this contract;

5. The right to debit the borrower’s account directly with the principal and interest due or early maturity on the loan and other related expenses;

6. If the borrower fails to perform or breaches any of the obligations under this contract, the lender shall be entitled to change the method of payment of the loan, stop disbursing the loan which the borrower has not yet withdraw and/or require the borrower to repay the loan early or declare the entire loan to mature early in accordance with this contract;

7. The lender has the right to withdraw the loan early depending on the borrower’s withdrawal of fund;

8. In the event of any material events such as transfer of property rights, institutional changes, reduction of registered capital or transfer of debts and liabilities of the borrower, the lender shall have the right to require the borrower to settle the principal and interest of the loan under this contract in advance and pay all other related expenses, or to require the borrower to put all debts under this contract into the name of an assignee acceptable to the lender, or to require the borrower to provide other security measures acceptable to the lender.

II. Obligations of the lender

1. The lender shall grant the loan to the borrower on the terms set out herein;

2. The lender shall maintain the confidentiality of the borrower’s financial situation and production and operation, unless otherwise provided by law, administrative regulations or regulatory documents.

Article XI Event of default

I. During the period of this contract, any of the following events shall constitute an event of default under this contract:

1. The borrower fails to perform the representations and warranties and obligations set forth in Articles VIII and IX hereof, including failure to pay the principal and interest due under the loan agreement and other payable items on the maturity date;

2. The borrower fails to fully and timely perform any of the obligations under this contract and the other relevant documents. If the borrower’s conduct as described above is capable of being rectified and the borrower fails to rectify such conduct to the satisfaction of the lender within 20 days of the date of the lender’s written notice to rectify;

3. The borrower’s voluntary or forced to close down, liquidation, reorganization, dissolution or bankruptcy;

4. The borrower provides false information or conceals material business or financial facts;

5. The borrower breaches the financial targets set out in Article XVIII of this contract;

6. The borrower has incurred a financial loss or deteriorated financial position that may affect the security of the loan, or the borrower intends to evade the bank’s claim;

7. The borrower’s borrowing program has been cancelled or cannot be implemented;

8. The borrower uses a fraudulent contract with a related party to obtain funds or credit from a lender or other banks;

9. The borrower has committed or is suspected of committing illegal business practices;

10. The borrower is in the event of a demerger, merger, re-merger, acquisition or reorganization;

11. The borrower breaches of any other contracts with the lender or other third parties, or a dispute arising out of such a contract which leads or may lead to litigation or arbitration;

12. The controlling shareholder of the borrower transfers the shares of the borrower, or the occurrence of material events by the controlling shareholder, beneficial owner, legal representative or senior management of the borrower, including but not limited to the occurrence or suspected occurrence of illegal acts, litigation, arbitration or administrative penalties, serious deterioration of financial position, declaration of bankruptcy or dissolution, etc.;

13. Default of the guarantor, including but not limited to false information provided by the guarantor, breach of other contracts entered into by the guarantor with the lender or other third parties, or litigation or arbitration as a result of disputes arising from such contracts, forced or voluntary closure of business, material business failure, occurrence or suspected violation of law, evasion of bank claims, mergers and/or acquisitions, other circumstances that may reduce the guarantee ability, etc.;

14. An event of default under another loan contract or guarantee contract between the borrower and the lender;

15. Other circumstances that endanger or may endanger the loan security of the lender.

II. In the event of default, the lender will, depending on the nature and extent of the default, take one or more of the following courses of action:

1. The borrower is required to rectify the default and to take remedial measures;

2. Changing of payment method for undrawn loans under this contract;

3. Stopping the borrower from continuing to withdraw, cancelling the undrawn loan amount, declaring the principal and interest of the loan under this contract to be prematurely due, and immediately repossessing the loan;

4. Declaring all principal and interest under other loan contracts entered into between the borrower and the lender to be due and payable in advance and immediately recovering the entire loan;

5. Freezing of part or all of the borrower’s deposits and shall be entitled to debit the borrower’s deposit account to repay the principal and interest on the loan hereunder and to pay related fees, and the borrower agrees and authorizes the lender to purchase foreign exchange to repay the principal and interest on the foreign exchange loan;

6. Recourse to the guarantor for the guarantee or disposal of the mortgaged (pledged) property;

7. Bring an action to the court to recover loan principal, interest, fees and other losses from the borrower and the guarantor through judicial procedures:

8. If this contract has been notarized by a notary organ to give it compulsory execution effect, it may apply to the people’s court for compulsory enforcement.

Article XII Fees

1. The fees incurred in connection with this contract, including but not limited to credit checks, notarization, witnessing, registration, etc., shall be borne by each party according to the provisions of the law;

2. The borrower shall be liable for any fees incurred by the lender in collecting the principal and interest on the loan due to the borrower’s failure to repay the principal and interest on time, including but not limited to public notice fees, service fees, appraisal fees, attorney’s fees, litigation fees, travel fees, evaluation fees, auction fees, property preservation fees, enforcement fees, etc.

Article XIII Transfer of debts

1. The borrower shall not transfer any rights or obligations under this contract to any third-party without the written consent of the lender.

2. If the borrower transfers the rights and obligations under this contract to a third-party with the written consent of the lender, the third-party shall unconditionally comply with all the clauses hereunder.

Article VIX Amendment, termination and execution of rights of the contract

1. This contract shall be amended or terminated in writing by mutual agreement;

2. Any leniency, days of grace or delay on the part of the lender in executing the lender’s rights under this contract in respect of any default or delay on the part of the borrower during the period of the contract shall not prejudice, affect or limit all the rights of the lender as a creditor under this contract and the relevant laws, administrative regulations and regulatory documents, nor shall it be deemed to be a permission or approval by the lender of any breach of this contract nor shall it be deemed a waiver of the lender’s right to act in respect of any existing or future breach;

3. In the event that any provision of this contract is invalid or partially invalid for any reason, the borrower shall nevertheless perform all repayment obligations. In the event of any of the foregoing, the lender shall be entitled to terminate this contract and may immediately recover from the borrower the principal and interest borrowed hereunder and any other funds hereunder;

4. In the event of any change in the borrower’s residence, correspondence address, contact telephone number, business scope, legal representative, etc., the borrower shall ensure to notify the lender in writing within 10 days of such change;

5. Any notice, document etc. between the parties hereto in connection with this contract shall be given in writing;

6. The borrower hereby irrevocably undertakes that in the event of a breach of the obligations under this contract, the lender may report information on the default of the debtor to credit agencies and banking associations, and authorizes the relevant banking associations to share information on the default of the borrower among banking financial institutions and even to publicize it to the public in an appropriate manner.

The borrower shall voluntarily accept the joint measures taken by the banking financial institutions such as the lender to reduce or stop credit granting, stop opening new settlement accounts, stop issuing new credit cards of the legal representative, etc., for joint trust-breaking and punishment of rights protection.

Article XV The borrower agrees that the claims under this contract shall be given enforcement effect after the contract is notarized, and in the event that the borrower fails to perform or does not fully perform the obligations under the contract, the lender may apply to the people’s court having jurisdiction to enforce such enforcement.

Article XVI Notice and service

The borrower hereby irrevocably undertakes as follows:

1. The address agreed at the beginning of this contract shall be the effective address for service of notices from the lender and court documents under this contract.

2. The borrower designates the following persons as the representative signatories (i.e. designated recipients) of the lender’s notices and court documents, including: the unit, the unit’s shareholders, the unit’s staff, the property management personnel, the janitor and the security guard of the housing estate or office building where the above service address is located, which is, applicable to the case where the person served is the unit.

3. Scope of application of the above-mentioned service address and designated recipient: applicable to the service of notices agreed herein and notices required by law, and applicable to the service of court documents in civil procedures of the first instance, second instance, enforcement and special procedures after the lender has sued the borrower.

4. If the address for service or the designated recipient changes, the borrower will notify the lender and the court in writing within 10 working days from the date of the change, and the change will take effect when the written notice reaches the lender and the court.

5. If the address provided or confirmed by the borrower for service is incorrect, or if the lender and the court are not informed in a timely manner in accordance with the above procedures after the address for service has been changed, or if the borrower or the designated recipient refuses to sign for any of the reasons that cause the notice or court documents not to be actually received by the borrower, the date of the return of the notice or court documents shall be regarded as the date of service; in the case of direct service, the notice shall be deemed to have been served on the day the lender’s service officer makes a notation on the notice, and the court documents shall be deemed to have been served on the day the court service officer makes a notation on the court service certificate.

6. If arbitration is agreed to be applied in this contract, this clause shall also apply to the service of arbitration documents.

Article XVII Application of law and dispute resolution

The laws of the People’s Republic of China shall apply to the formation, validity, interpretation, performance and dispute resolution of this contract. If a dispute arises during the performance of the contract, the parties may negotiate or mediate; if negotiation or mediation fails, the dispute shall be settled in the manner specified in item A below:

A. To the people’s court of the lender’s location;

B. apply to the _/_ committee for arbitration.

C. To the people’s court where the contract was concluded.

Article XVIII Miscellaneous agreed by the parties:

1. The loan under this contract is a specific credit under the credit line of the Comprehensive Credit Extension Contract of Maximum Amount numbered _/_, to which this contract is a valid annex.

2. Interest and fees other than the principal amount under this contract are tax inclusive.

3. If the lender has to entrust other institutions of Bank of Jiangsu to perform the rights and obligations under this contract due to business needs, the borrower shall agree. The other institutions of Bank of Jiangsu authorized by the lender shall be entitled to execute all rights under this contract and shall be entitled to institute court proceedings or submit to arbitration in respect of disputes under this contract.

4. The borrower’s financial indicators are agreed: _/_.

5. The following blanks

Any matters not covered by this contract shall be interpreted or handled in accordance with the relevant laws, administrative regulations, regulatory documents and relevant regulations of Bank of Jiangsu.

Article XIX Entry into force and expiry

1. This contract shall entry into force after it has been signed (signed or sealed) and sealed by the legal representatives or authorized representatives of both parties.

2. This contract shall expire when the borrower has paid off all principal and interest on the loan and all other fees.

Article XX This contract shall be made in triplicate, with the lender, the borrower and the guarantor each holding one copy, each of which shall have the same legal effect.

(Signed below, no text)

Borrower (seal): Legal representative or authorized representative (signature) Seal of Yu Baiming Hangzhou Shanyou Medical Equipment Co., Ltd. (seal)	Lender (seal): Legal representative or authorized representative (signature) Special Seal for Corporate Contract Business of Bank of Jiangsu Co., Ltd. Hangzhou Branch Seal of Zhou Tong’en

Date of contract: January 26, 2021

Place of delivery: West Lake District, Hangzhou

Edition 202001

Client Notification

Dear clients:

In accordance with the relevant regulations of the China Banking and Insurance Regulatory Commission and Bank of Jiangsu Co., Ltd., Bank of Jiangsu Co., Ltd. strictly prohibits employees from committing the following acts:

1. Organizing or participating in illegal fund-raising activities;

2. Introducing institutions and individuals to participate in usurious loans or granting usurious loans to institutions and individuals;

3. Borrowing from clients ;

4. Participating directly or in disguise in private lending, providing personal guarantees to others that are not in line with one’s financial strength, or providing guarantees for private lending funds;

5. A part-time or remunerated job in an enterprise;

6. Borrowing funds from the client’s account for the transition, or using one’s own account for the transition of funds for the client;

7. Selling products of third-party institutions that are not authorized by the Bank or have signed a distributorship agreement;

8、Illegal handling of business on behalf of clients, illegal storage and delivery of important items on behalf of clients;

9. Accepting or asking for improper benefits, or irregularly transferring benefits.

In order to protect your rights and interests, Bank of Jiangsu Co., Ltd. solemnly advises you of the following:

The above matters are expressly prohibited by Bank of Jiangsu Co., Ltd. and any employee of Bank of Jiangsu Co., Ltd. who engages in such conduct for any reason whatsoever is acting on one’s own and does not represent the will of Bank of Jiangsu Co., Ltd., so please be careful.

At the same time, Bank of Jiangsu Co., Ltd. urges borrowers to supervise the employees of Bank of Jiangsu Co., Ltd., if any employee of Bank of Jiangsu Co., Ltd. is found to have such situation, the borrower should report it through the special email address of Bank of Jiangsu Co., Ltd. jsyhdflz@jsbchina.cn or call the Party Conduct and Clean Government Construction Office of Bank of Jiangsu Co., Ltd. at 025-51811967, and the Bank of Jiangsu Co., Ltd. will be strictly confidential.

In addition, any fees charged by any other institution to the borrower for various purposes and any form of security deposit are not related to Bank of Jiangsu Co., Ltd. and all legal consequences and liabilities arising therefrom are not related to Bank of Jiangsu Co., Ltd.

Bank of Jiangsu Co., Ltd.

I (the company) confirm that I am aware of and have carefully read all the contents of the Client Notification, understand and accept the risks advised by your Bank and actively assist your Bank in monitoring the conduct of your employees.

Client’s signature:

Special Seal for Corporate Contract Business of Bank of Jiangsu Co., Ltd. Hangzhou Branch

Hangzhou Shanyou Medical Equipment Co., Ltd. (seal)